Exhibit 10.182

THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT (GREAT HARBOR SECURED DEBT) DATED AS OF AUGUST 30, 2017 IN FAVOR OF MIDCAP FUNDING X TRUST, A DELAWARE STATUTORY TRUST, AS ADMINISTRATIVE AGENT, WHICH SUBORDINATION AGREEMENT (GREAT HARBOR SECURED DEBT) (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (THE "MIDCAP SUBORDINATION AGREEMENT").

THIS NOTE IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 6, 2018, BETWEEN HOLDER AND GOLISANO HOLDINGS LLC, A NEW YORK LIMITED LIABILITY COMPANY, WHICH INTERCREDITOR AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

SECURED PROMISSORY NOTE

$4,000,000	November 5, 2018

FOR VALUE RECEIVED, the undersigned, TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation ("TCHI"), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation, TWINLAB HOLDINGS, INC., a Michigan corporation, ISI BRANDS INC., a Michigan corporation, TWINLAB CORPORATION, a Delaware corporation, NUTRASCIENCE LABS, INC., a Delaware corporation, NUTRASCIENCE LABS IP CORPORATION, a Delaware corporation, ORGANIC HOLDINGS LLC, a Delaware limited liability company, RESERVE LIFE ORGANICS, LLC, a Delaware limited liability company, RESVITALE, LLC, a Delaware limited liability company, RE-BODY, LLC, a Delaware limited liability company, INNOVITAMIN ORGANICS, LLC, a Delaware limited liability company, ORGANICS MANAGEMENT LLC, a Delaware limited liability company, COCOAWELL, LLC, a Delaware limited liability company, FEMBODY, LLC, a Delaware limited liability company, RESERVE LIFE NUTRITION, L.L.C., a Delaware limited liability company, INNOVITA SPECIALTY DISTRIBUTION LLC, a Delaware limited liability company, and JOIE ESSANCE, LLC, a Delaware limited liability company (collectively as "Maker"), promises to pay to GREAT HARBOR CAPITAL, LLC, a Delaware limited liability company ("Holder"), the principal sum of FOUR MILLION DOLLARS AND NO CENTS ($4,000,000.00), together with interest on the unpaid principal balance of this Secured Promissory Note (this "Note") from time to time outstanding until paid in full, in lawful money of the United States of America. This Note shall mature and be due and payable by Maker on November 5, 2020 (the "Maturity Date") or, if such day is not a Business Day, then the next succeeding Business Day. Capitalized terms used herein and not otherwise defined are set forth in Section 3.12 hereof.

* Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE I

TERMS AND CONDITIONS

1.01     Payment of Principal and Accrued Interest.

a.     Interest shall accrue on the outstanding principal amount of this Note at eight and one-half percent (8.5%) per annum (the "Interest Rate"). Interest shall be computed hereunder based on a 360-day year. Interest shall be payable monthly on the 1st day of each month, with the first interest payment due December 1, 2018.

b.     If not paid sooner under this Section 1.01 or otherwise, the principal amount of this Note together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

c.     Subject to the MidCap Subordination Agreement and MidCap Credit Agreement, when any Maker consummates any Special Asset Disposition ([          ]), such Maker will use the Net Cash Proceeds of such Special Asset Disposition to pay any accrued and unpaid interest under this Note and any other note subject to the Intercreditor Agreement, such payment to be made promptly but in no event more than three (3) business days following receipt of such Net Cash Proceeds and until the date of payment, such proceeds shall be held in trust for the Holder and the holder of any other note subject to the Intercreditor Agreement.

d.     Subject to the MidCap Subordination Agreement and MidCap Credit Agreement, when any Maker [          ], such Maker will use the Net Cash Proceeds of such sale to pay the accrued and unpaid interest and outstanding principal under this Note, such payment to be made directly [          ] upon consummation of such sale. Any Net Cash Proceeds in excess of the amount due to pay all accrued and unpaid interest and outstanding principal on this Note may be remitted to any other secured lender of Maker or to Maker, as the case may be.

1.02     Prepayment.

a.     The principal amount of this Note may be prepaid, in whole or in part, at any time and from time to time, together with accrued and unpaid interest to the date of such prepayment on the amount so prepaid, without premium or penalty. Any partial prepayment of principal made after the Maturity Date shall be applied as follows: first, to the payment of accrued interest; and second, to the payment of principal.

b.     Upon any partial prepayment, at the request of either Maker or Holder, Exhibit A shall be updated by Holder to reflect such payment. In the event that this Note is prepaid in its entirety, this Note shall be surrendered to Maker for cancellation as a condition to any such prepayment.

1.03     Payments Only on Business Days. Payments hereunder shall be made only on a Business Day. Any payment hereunder which, but for this Section 1.03, would be payable on a day which is not a Business Day, shall instead be due and payable on the next succeeding Business Day.

1.04     Conversion of Note to Equity. If and upon terms and conditions approved by the Disinterested Members (as defined below) of TCHI's Board of Directors and execution of definitive documents mutually agreed upon by the parties, Holder shall have the right the convert the then outstanding principal and accrued interest due to Holder under this Note into the common stock, par value $0.001 per share, of Twinlab Consolidated Holdings, Inc. For purposes of this provision, and solely with respect to the approval of the terms and conditions of conversion pursuant to this Section 1.04, the "Disinterested Members" of TCHI’s Board of Directors shall mean those directors other than David Van Andel, Mark Bugge, and any director appointed by Holder pursuant to that certain Voting Agreement in favor of Holder, dated October 2, 2015.

1.05     Warrant. Concurrently herewith, TCHI has issued the Warrant to Holder. The issuance of the Warrant is additional consideration for Holder making the loan to Maker and is not, nor shall it be deemed to be, made in lieu of or to otherwise reduce or limit in any way Maker’s payment obligations under this Note or be deemed or construed as a limitation on any other rights or remedies that Holder may have hereunder, at law or in equity, or otherwise.

ARTICLE II
DEFAULTS

2.01     Events of Default. Each of the following shall constitute an "Event of Default" under this Note:

a.     failure by Maker to make any interest payment required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

b.     failure by Maker to make any payments of principal required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

c.     the occurrence of an event of default under any of the Loan Documents and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof;

d.     the occurrence of (x)(i) a default or an event of default with respect to any indebtedness of Maker for borrowed money that accrues interest, including, but not limited to Midcap, JL Properties, JL-US, the Holder, Golisano Holdings, and Little Harbor and (ii) such indebtedness is accelerated by the creditor or (y) the non-payment of indebtedness of Maker for borrowed money at its scheduled final maturity (including any extension or refinancings thereof); or

e.     Maker, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for all or any substantial portion of its property or assets; or (iv) makes a general assignment for the benefit of its creditors;

f.     an involuntary case or proceeding is commenced against Maker under any Bankruptcy Law and is not dismissed, bonded or discharged within sixty (60) days thereafter, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case or proceeding; (ii) appoints a custodian of Maker or for all or substantially all of its properties; or (iii) orders the liquidation of Maker; and in each case the order or decree remains unstayed and in effect for sixty (60) days; or

g.    [          ]

If an Event of Default occurs, the Interest Rate shall equal fifteen percent (15%) per annum from and after the date of such Event of Default until the date upon which this Note is repaid in full. If an Event of Default occurs, Holder may, at its option, declare, by notice in writing to Maker (the "Acceleration Notice"), the entire principal amount of this Note (and any accrued and unpaid interest thereon) to be immediately due and payable and upon any such declaration such principal and interest shall become and be forthwith due and payable without any further notice, presentment, protest, or demand of any kind, all of which are hereby expressly waived by Maker. If an Event of Default specified in Sections 2.01(d) or 2.01(e) hereof occurs, the principal amount of this Note (and any accrued and unpaid interest thereon) shall become due and payable immediately without any declaration or other act on the part of Holder. If any Event of Default shall have occurred, Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to Holder under this Note.

ARTICLE III
MISCELLANEOUS

3.01     No Waiver: Amendment. Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof, including but not limited to an extension of the time for the payment of this Note or any installment due hereunder, shall be valid unless set forth in writing by Holder. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No modifications or amendments made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of Maker under this Note, either in whole or in part unless Holder agrees otherwise in writing.

3.02     Limit of Validity. The provisions of this Note are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Holder for the use, forbearance or retention of money under this Note ("Interest") exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Holder shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal amount owing under this Note (whether or not then due) or at the option of Holder be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal amount of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law.

3.03     Arm's Length Agreement. This Agreement has been negotiated and prepared at the mutual request, direction and construction of Holder and Maker, at arm's length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

3.04     Governing Law. This Note shall be interpreted, construed and enforced according to the substantive laws of the State of New York, without giving effect to principles of conflicts of law.

3.05     Judicial Proceedings. All judicial proceedings brought against Maker arising out of or relating to this Note may be brought in the Federal courts of the United States of America or the courts of the State of New York, in each case, located in Monroe County, New York, and by execution and delivery of this Note, Maker accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Maker at its address set forth in Section 3.06, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Holder to bring proceedings against Maker in the courts of any other jurisdiction.

3.06     Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, electronic mail or registered or certified mail, postage prepaid, return receipt requested:

a.     If to Maker, to:

Twinlab Consolidated Holdings, Inc.

4800 T-Rex Avenue
Suite 305
Boca Raton, Florida 33431
Attention: Carla Goffstein, Interim Chief Financial Officer

e-mail: cgoffstein@twinlab.com

b.     If to Holder, to:

Great Harbor Capital, LLC

3133 Orchard Vista Drive SE

Grand Rapids, MI 49546

Attention: Mark J. Bugge, Secretary

Facsimile: (616) 808-2721

e-mail: Mark.Bugge@vaegr.com

3.07     Assignment and Transfer; Covenant. Neither this Note nor any interest herein shall be assigned, transferred, pledged or otherwise disposed of, through liquidation or otherwise (any of the foregoing, a "Transfer"), in whole or in part, by Maker without the express prior written consent of Holder. Any attempted assignment of this Note by Maker in violation of this restriction shall be void.

3.08     Replacement of Notes. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, Maker will deliver a new Note, or like tenor in lieu of this Note, payable to Holder, in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same Interest Rate as this Note. Any Note delivered in accordance with the provisions of this Section 3.08 shall be dated as of the date of this Note.

3.09     Successors and Assigns. The respective rights and obligations of Maker and Holder shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

3.10     Collection Costs. If any amount due under this Note is not paid at the earlier of (i) the due date hereunder or (ii) at acceleration of maturity as herein provided and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy, probate or other court after maturity or the acceleration thereof, Maker shall pay all reasonable attorneys’ fees and collection costs of Holder incurred with respect to the collection of amounts due under this Note promptly on the demand of Holder.

3.11     Security. The indebtedness evidenced by this Note and any extensions, renewals or modifications of such indebtedness is secured by any and all mortgages, security agreements, guaranties and other security documents now or hereafter in effect as security for this Note (collectively, the "Loan Documents").

Definitions. The following terms have the following meanings:

"Acceleration Notice" shall have the meaning set forth in Section 2.01.

"Bankruptcy Law" means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Maker.

"Business Day" means each day other than Saturdays, Sundays and days when commercial banks are authorized or required by law to be closed for business in New York, New York.

"Disinterested Members" shall have the meaning set forth in Section 1.04.

"Events of Default" shall have the meaning set forth in Section 2.01.

"Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

"Golisano Holdings" shall mean Golisano Holdings LLC, a New York limited liability company.

"Holder" shall have the meaning set forth in the Preamble.

"Interest" shall have the meaning set forth in Section 3.02.

"Interest Rate" shall have the meaning set forth in Section 1.01(a).

"JL Properties" shall mean JL Properties, Inc., an Alaska corporation.

"JL-US" shall mean JL-Utah Sub, LLC, an Alaska limited liability company.

"Little Harbor" shall mean Little Harbor, LLC, a Nevada limited liability company.

"Maker" shall have the meaning set forth in the Preamble.

"Maturity Date" shall have the meaning set forth in the Preamble.

"MidCap" means MidCap Funding X Trust, a Delaware statutory trust, its successors and assigns.

"MidCap Credit Agreement" means that certain Credit and Security Agreement dated as of January 22, 2015, among Maker as borrower, MidCap, as administrative agent for the lenders and individually as a lender, and the other financial institutions or other entities from time to time parties thereto, as lenders, as such agreement may, from time to time, be amended, restated, renewed, supplemented or otherwise modified.

"MidCap Subordination Agreement" shall have the meaning set forth in the Preamble.

[          ]

[          ]

[          ]

"Net Cash Proceeds" means, (a) with respect to any Special Asset Disposition ([          ]) by a person, cash and cash equivalent proceeds received by or for such person's account, net of (i) reasonable direct documented costs relating to such Special Asset Disposition, (ii) sale, use or other transactional taxes paid or payable by such person as a direct result of such Special Asset Disposition, (iii) the principal amount of any indebtedness which is secured by a prior perfected lien (other than in favor of MidCap, Golisano Holdings LLC or Great Harbor Capital, LLC) on the asset subject to such Special Asset Disposition and is required to be repaid in connection with such Special Asset Disposition and (iv) an amount required to be paid to MidCap such that the Revolving Loans Outstanding (as defined in the MidCap Credit Agreement) do not exceed the Revolving Loan Limit (as defined in the MidCap Credit Agreement); and (b) [          ] (i) reasonable direct documented costs [          ], (ii) sale, use or other transactional taxes paid or payable by such person [          ], (iii) the principal amount of any indebtedness which is secured by a prior perfected lien (other than in favor of MidCap, Great Harbor Capital, LLC and Golisano Holdings LLC) [          ] and is required to be repaid in connection [          ], (iv) an amount required to be paid to MidCap of 120% of the reduction in the Borrowing Base (as defined in the MidCap Credit Agreement) [          ] and (v) principal and interest due under that certain Secured Promissory Note, dated as of July 27, 2018, issued by Maker to Holder.

"Ordinary Course of Business" means, in respect of any transaction involving Maker, (a) the ordinary course of business of such Maker as conducted by such Maker in accordance with past practices or (b) with respect to a business that is the subject of acquisition permitted by the MidCap Credit Agreement, the ordinary course of such business in accordance with past practices prior to such acquisition.

"Special Asset Disposition" means any sale, lease, license, transfer, assignment or other consensual disposition by any Maker of any asset other than (a) dispositions of inventory in the Ordinary Course of Business or proceeds thereof and not pursuant to any bulk sale, (b) dispositions of furniture, fixtures and equipment in the Ordinary Course of Business that such Maker determines in good faith is no longer used or useful in the business of such Maker, (c) an Event of Loss, and/or (d) an offering of equity securities of a person or the issuance of any indebtedness by a person.

"Transfer" has the meaning set forth in Section 3.07.

"Warrant" means Warrant No. 2018-26 in the form attached as Exhibit B to the Note.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

MAKER:	TWINLAB CONSOLIDATION CORPORATION By: /s/ Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer

TWINLAB CONSOLIDATED HOLDINGS, INC. By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer	TWINLAB HOLDINGS, INC. By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer

TWINLAB CORPORATION By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer	ISI BRANDS INC. By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer

NUTRASCIENCE LABS, INC. By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer	NUTRASCIENCE LABS IP CORPORATION By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Chief Executive Officer

ORGANIC HOLDINGS LLC By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	RESERVE LIFE ORGANICS, LLC By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

[First Signature Page to Secured Promissory Note – November 2018 – Great Harbor]

RESVITALE, LLC By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	RE-BODY, LLC By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

INNOVITAMIN ORGANICS, LLC By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	ORGANICS MANAGEMENT LLC By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

COCOAWELL, LLC By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	FEMBODY, LLC By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

RESERVE LIFE NUTRITION, L.L.C. By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager	INNOVITA SPECIALTY DISTRIBUTION LLC By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

[Second Signature Page to Secured Promissory Note – November 2018 – Great Harbor]

JOIE ESSANCE, LLC By ORGANIC HOLDINGS LLC, its sole Member By:/s/Anthony Zolezzi (Seal) Name: Anthony Zolezzi Title: Sole Manager

#14056452

[Third Signature Page to Secured Promissory Note – November 2018 – Great Harbor]

ACKNOWLEDGED & AGREED

GREAT HARBOR CAPITAL, LLC

By:      /s/ Mark Bugge

Name: Mark J. Bugge

Title: Secretary

EXHIBIT A

SCHEDULE OF PREPAYMENTS

EXHIBIT B

FORM OF WARRANT